UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2009

NEXT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25247	95-4675095
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Hamilton Park Drive, Suite 12, Chattanooga, Tennessee 37421
(Address of Principal Executive Offices) (Zip Code)

(423) 296-8213
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On January 30, 2009, Next, Inc. (the “Company”) entered into a Forbearance Agreement, which is effective on January 31, 2009 (the “ Agreement”), with National City Bank (the “Bank”) relating to the Company’s previously disclosed $7,500,000 line of credit facility with the Bank (the “Existing Credit Facility”).  Pursuant to the terms of the Agreement, the expiration date of which is April 30, 2009, the replacement promissory note (the “Note”) evidencing the Existing Credit Facility was amended to reduce the maximum sum available to $5,000,000.  Effective February 1, 2009, the interest rate on the daily unpaid principal balance of the Note increases to prime plus 6% from prime plus 4%.  Effective March 1, 2009, the interest rate increases to prime plus 8%.  Effective April 1, 2009, the interest rate increases to prime plus 10% and thereafter, if the principal balance is not paid in full, the interest rate will increase to prime plus 12%.  The Company paid a $25,000 fee for the thirteen-week extension.  At April 30, 2009, if the principal remains unpaid an additional $25,000 fee will be due.

The Agreement was granted by the Bank because the Company completed the underwriting review and due diligence to enter into a new credit facility with another financial institution on January 14, 2009, and that financial institution declined to issue a commitment letter due to the tightened requirements of the current credit market.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03

Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

99.1

Forbearance Agreement dated effective as of January 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC.

Date:

February 2, 2009

By: /s/  David O. Cole

David O. Cole

Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.

Exhibit Description

99.1

Forbearance Agreement dated effective as of January 31, 2009.